UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2013, Chrysler Group LLC (the “Company”) announced that Holly E. Leese, Senior Vice President—General Counsel and Secretary will retire from the Company following 33 years of service. Ms. Leese originally joined Chrysler Corporation as a staff attorney, and held many roles in the Office of the General Counsel with increasing responsibilities.

The Board of Directors of the Company has appointed Marjorie H. Loeb as Senior Vice President – General Counsel and Secretary effective January 28, 2013. Ms. Loeb joined the Company in 2010 as an Assistant General Counsel. Prior to joining the Company, she served as the Assistant General Counsel and Secretary – Corporate and Securities for Delphi Automotive Systems, LLC and was a principal at the Miro Weiner & Kramer law firm. Ms. Loeb holds a Bachelor of Arts degree in Economics from Wellesley College and a Juris Doctor degree from Harvard University.

A copy of the Company’s press release announcing Ms. Leese’s retirement and thanking her for her service to the Company as well as the appointment of Ms. Loeb is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Chrysler Group LLC dated January 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2013

CHRYSLER GROUP LLC (Registrant)

/s/ Richard K. Palmer
Richard K. Palmer Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Chrysler Group LLC dated January 28, 2013.